STOCK PLEDGE AGREEMENT (this “Agreement”), dated as of May 31, 2007, among China Water and Drinks Inc., a Nevada corporation (f/k/a/ Ugods, Inc.) (the “Company”), Xu Hong Bin (“Bin”), Chen Xing Hua (“Hua” and together with Bin, each a “Pledgor” and collectively, the “Pledgors”), and the pledgees signatory hereto and their respective endorsees, transferees and assignees (individually, the “Pledgee” and collectively, the “Pledgees”). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement (as defined below) will have the meanings given such terms in the Purchase Agreement.

WITNESSETH:

WHEREAS, the Company and the Pledgees are parties to a Securities Purchase Agreement, dated May 31, 2007 (the “Purchase Agreement”), pursuant to which the Company, concurrently with the execution hereof, issued and sold to Pledgees in the aggregate 4,477,612 shares of its Series A Convertible Preferred Stock (the “Preferred Stock”); and

WHEREAS, each Pledgor is an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)); and

WHEREAS, as a material inducement to the Pledgees purchase of the Preferred Stock, the Pledgees have required and the Pledgors have agreed to grant to the Pledgees a security interest in 22,388,060 shares of Common Stock of the Company (the “Shares”), consisting of 13,611,940 shares of Common Stock currently owned by Bin (as set forth below such Pledgor’s name on the signature pages hereto) and 8,776,120 shares of Common Stock currently owned by Hua (as set forth below such Pledgor’s name on the signature pages hereto), as full recourse and collateral security for the timely and full satisfaction of the obligations of the Company under Section 4.16 of the Purchase Agreement, (such obligations are collectively the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants contained herein, the parties hereby agree as follows:

1. Security. As collateral security for the punctual performance, by the Company of the Obligations, each of the Pledgors, hereby pledges with, hypothecates, transfers and assigns to Pledgees, its successors and assigns, such number of the Shares owned by such Pledgor, as set forth below such Pledgor’s name on the signature pages hereto, and all proceeds, shares and other securities received, receivable or otherwise distributed in respect of or in exchange for such Shares, (collectively referred to as the “Collateral”). Simultaneously herewith, each Pledgor shall deliver to The Pinnacle Fund, L.P., as agent for the Pledgees (the “Agent”) the certificate(s) representing such number of Shares owned by such Pledgor, as set forth below such Pledgor’s name on the signature pages hereto, stamped with a bank medallion guarantee, along with a stock transfer power duly executed in blank by such Pledgor, to be held by Agent for the benefit of the Pledgees as security. Any other Collateral received by each Pledgor shall also be delivered to Agent together with any executed stock powers or other transfer documents requested by a Pledgee, which request may be made at any time prior to the date when the Obligations shall have been paid and otherwise satisfied in full. Each Pledgee, by their execution hereof, appoints the Agent to act as their agent for the purposes contemplated herein. Each of the parties hereto, by their execution hereof, agrees to hold the Agent harmless from and against any losses arising from Agent’s acceptance of its duties as Agent hereunder or performance of its duties as Agent hereunder other than as arising from Agent’s willful misconduct.

2. Voting Power, Dividends, Etc. and other Agreements.

(a) Unless and until an Event of Default as set forth in Section 3 hereof has occurred, each Pledgor shall be entitled to:

(i) exercise all voting and/or consensual powers pertaining to the Shares or other Collateral applicable to such Pledgor, or any part thereof, for all purposes;

(ii) receive and retain dividends paid with respect to the Shares or other Collateral applicable to such Pledgor; and

(iii) receive the benefits of any income tax deductions available to such Pledgor as a shareholder of the Company.

(b) Each Pledgor agrees that it will not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Shares applicable to such Pledgor.

(c) Each Pledgor and the Company jointly and severally agree to pay all costs including all reasonable attorneys’ fees and disbursements incurred by Pledgees in enforcing this Agreement in accordance with its terms.

3. Default and Remedies.

(a) For the purposes of this Agreement “Event of Default” shall mean:

(i) a default in or under the Obligations;

(ii) the failure of the Company to have filed the Certificate of Amendment amending the Articles of Incorporation of the Company to increase the authorized shares of Common Stock of the Company to not less than 150,000,000 shares with the Secretary of State of the State of Nevada and deliver to the Pledgees a copy date stamped by the Secretary of State of the State of Nevada indicating their receipt and acceptance thereof by the forty-fifth (45th) calendar day following the Closing; or

(iii) a breach in any material respect by a Pledgor or the Company of any of their respective representations or warranties in this Agreement.

(b) Pledgees representing a majority of the Shares purchased pursuant to the Purchase Agreement (upon the written request to the Agent) shall have the following rights upon any Event of Default and for so long as the Obligations are not satisfied in full:

(i) the rights and remedies provided by the Uniform Commercial Code as adopted by the State of New York (as said law may at any time be amended);

(ii) the right to receive and retain all dividends, payments and other distributions of any kind upon any or all of the Shares or other Collateral; and

(iii) the right to cause the Shares and other Collateral to be transferred to their own names or to the name of their respective designees, in each case, on a pro rata basis (determined by dividing each Pledgee’s Investment Amount as of the Closing Date by the aggregate of all Investment Amounts delivered to the Company by the Pledgees pursuant to the Purchase Agreement) and have such transfer recorded in any place or places deemed appropriate by Pledgees; provided however that, notwithstanding the foregoing, as of the date of the transfer of any such Shares to any Pledgee, and as a condition to the effectiveness of such transfer to such Pledgee, such Pledgee shall be required to surrender to the Company for cancellation shares of Preferred Stock corresponding to such number of Shares so transferred pursuant to this Section 3(b)(iii).

4. Representations and Warranties.

(a)	Each Pledgor severally hereby represents and warrants to Pledgees that:

(i) such Pledgor has full power and authority and legal right to pledge the Shares applicable to such Pledgor and any other Collateral to Pledgees pursuant to this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application;

(ii) the execution, delivery and performance of this Agreement and other instruments contemplated herein will not violate any provision of any order or decree of any court or governmental instrumentality or of any mortgage, indenture, contract or other agreement to which such Pledgor is a party or by which such Pledgor, the Shares applicable to such Pledgor and the Collateral may be bound, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of such Pledgor’s properties pursuant to the provisions of such mortgage, indenture, contract or other agreement;

(iii) such Pledgor is the sole record and beneficial owner of the number of Shares as is set forth below such Pledgor’s name on the signature pages hereto;

(iv)  such Pledgor owns the Shares applicable to such Pledgor and other Collateral relating thereto pledged by it hereunder free and clear of all Liens; and

(v)  such Pledgor is an Affiliate of the Company. Bin represents and warrants that he acquired the Shares set forth under his name on the signature pages hereto on May 31, 2007. Hua represents and warrants that he acquired the Shares set forth under his name on the signature pages hereto on May 31, 2007.

(b)	The Company represents and warrants to the Pledgees that:

(i)   it has no knowledge that any of the representations or warranties of the Pledgors above are incorrect or false in any material respect;

(ii)   all of the Shares were validly issued, fully paid and non-assessable; and

(iii)  each Pledgor is the sole record and beneficial owner of the Shares set forth below such Pledgor’s name on the signature pages hereto.

5. No Waiver; No Election of Remedies. No failure on the part of any Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by such Pledgee of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law. In addition, the exercise of any right or remedy of any Pledgee at law or equity or under this Agreement or any of the documents shall not be deemed to be an election of such Pledgee’s rights or remedies under such documents or at law or equity.

6. Termination. This Agreement shall terminate on the earlier of (i) the date on which the Company shall have filed the Certificate of Amendment amending the Articles of Incorporation of the Company to increase the authorized shares of Common Stock of the Company to not less than 150,000,000 shares with the Secretary of State of the State of Nevada and delivered to the Pledgees a copy date stamped by the Secretary of State of the State of Nevada indicating their receipt and acceptance thereof, (ii)  the date on which all Obligations have been satisfied, paid or discharged in full or (iii) the written consent of the Pledgors, Pledgees representing a majority of the Shares purchased pursuant to the Purchase Agreement and the Company.

7. Further Assurances. Each Pledgor agrees that, from time to time upon the written request of Pledgees representing a majority of the Shares purchased pursuant to the Purchase Agreement, such Pledgor will execute and deliver such further documents and do such other acts and things as such Pledgee(s) may reasonably request in order fully to effect the purposes of this Agreement.

8. Miscellaneous.

(a) Modification. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and specifically incorporates all prior oral and written agreements relating to the subject matter hereof. No portion or provision of this Agreement may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing executed by the Pledgors, Pledgees representing a majority of the Shares purchased pursuant to the Purchase Agreement, the Agent and the Company.

(b) Notice. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	China Water and Drinks Inc.
9101 West Sahara, Suite 105-195
Las Vegas, NV 89117
Facsimile: +86 0755 2552 3376
Attn.: Chen Xing Hua

With copies to:	Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Facsimile: (212) 504-3013
Attn.: Mitchell S. Nussbaum, Esq.

If to Bin:	17, J Avenue Yijing Garden
Aiguo Road
Louhu District
Shenzen City, PRC

If to Hua:	Hua Qiao City
Jin Xiu Apartments #202
Nan Shan District
Shenzen, PRC 518000

If to the Pledgees:	To the address set forth under such Pledgee’s name on the signature pages hereof.

(c) Invalidity. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

(d) Benefit of Agreement. This Agreement shall be binding upon and inure to the parties hereto and their respective successors and assigns.

(e) Mutual Agreement. This Agreement embodies the arm’s length negotiation and mutual agreement between the parties hereto and shall not be construed against either party as having been drafted by it.

(f) New York Law to Govern. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the city of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(g) Counterparts. This Agreement may be executed in two or more counterparts, which will be effective as original agreements of the parties hereto. Original signatures transmitted by facsimile will be effective to create counterparts.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be duly executed by their respective authorized persons as of the date first indicated above.
CHINA WATER AND DRINKS INC.

By: Name: Title:

XU HONG BIN

Xu Hong Bin

Number of Shares and Date Acquired

CHEN XING HUA

Chen Xing Hua

Number of Shares and Date Acquired

PLEDGEE:

By: Name: Title:

Address for Notice:

ACKNOWLEDGED AND AGREED:

THE PINNACLE FUND, L.P., as Agent

By: Name: Title: